Exhibit 4.5

DATED 10 December 2007

ARCELORMITTAL

ARCELORMITTAL FINANCE

and

THE ROYAL BANK OF SCOTLAND PLC

DEED OF NOVATION

relating to a €17,000,000,000 credit facility agreement dated 30 November 2006

THIS DEED OF NOVATION is made on 10 December 2007

BETWEEN:-

(1)	ARCELORMITTAL, a société anonyme incorporated under Luxembourg law which has its registered office at 19, avenue de la Liberté, L-2930, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under the number B 82.454 (as the successor in title to Mittal Steel Company N.V.) (the “Company”);

(2)	ARCELORMITTAL FINANCE, a société en commandite par actions incorporated under Luxembourg law which has its registered office at 19, avenue de la Liberté, L-2930, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under the number B13.244 (the “Transferee”); and

(3)	THE ROYAL BANK OF SCOTLAND PLC (the “Facility Agent”).

WHEREAS:-

(A)	This Deed is supplemental to a €17,000,000,000 credit facility agreement dated 30 November 2006 between the Company, the Arrangers and the Original Lenders (each as defined therein) and the Facility Agent (the “Credit Agreement”).

(B)	The Transferee has acceded to the Credit Agreement as an Additional Borrower pursuant to Clause 29.8 (Additional Borrowers) of the Credit Agreement.

(C)	The Company wishes to transfer by novation all outstanding Loans made to it as a Borrower under the Credit Agreement to the Transferee and the Facility Agent agrees to such novation on behalf of the Lenders, in each case pursuant to Clause 29.9 (Substitute Borrower) of the Credit Agreement and on the terms of this Deed.

NOW THIS DEED WITNESSES:-

1.	DEFINITIONS

1.1	Capitalised terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

1.2	The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement shall have effect as if set out in this Deed.

1.3	In accordance with the Credit Agreement, each of the Company and the Facility Agent designate this Deed as a Finance Document.

2.	NOVATION

2.1	The Company hereby transfers by novation all outstanding Loans made to it as a Borrower under the Credit Agreement to the Transferee.

2.2	The parties agree that:

(a)	this Deed constitutes Transfer Documentation as defined in Clause 29.9(b) (Substitute Borrower) of the Credit Agreement; and

(b)	the consequences set out in Clause 29.9(c) (Substitute Borrower) of the Credit Agreement shall occur upon the execution and delivery of this Deed.

2.3	The Facility Agent confirms its agreement, for itself and on behalf of the Lenders, to the novation contemplated by this Deed.

3.	TRANSACTION COSTS

The Company shall within three Business Days of demand reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in connection with the negotiation, preparation and execution of this Deed.

4.	CONTINUING OBLIGATIONS

The provisions of the Credit Agreement and the other Finance Documents shall, subject to the novation contemplated by this Deed, continue in full force and effect.

5.	REPRESENTATIONS

The Company and the Transferee confirm that the Repeating Representations and the Arcelor Finance Representations are correct by reference to the facts and circumstances existing on the date of this Deed.

6.	FURTHER ASSURANCES

Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such other documents as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Deed.

7.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all the counterparts shall together constitute one and the same instrument.

8.	THIRD PARTY RIGHTS

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

9.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law. Any dispute, claim or matter arising under or in connection with this Deed or the legal relationships established by this Deed shall be subject to the exclusive jurisdiction of the English courts to which the parties hereto hereby submit.

IN WITNESS whereof this Deed has been executed by the parties and is intended to be and is hereby delivered on the date first before written.

(signature pages follow)

SIGNATURE PAGE

Company

EXECUTED as a deed and delivered	)
on behalf of ARCELORMITTAL,	)	/s/ Armand Gobber
a company incorporated in Luxembourg, by	)	Armand Gobber
Armand Gobber and E.S. de Vries,	)
being persons who, in accordance with	)	/s/ E.S. de Vries
the laws of that territory, are acting under	)	E.S. de Vries
the authority of the company	)

Transferee

EXECUTED as a deed and delivered	)
on behalf of	)	/s/ Armand Gobber
ARCELORMITTAL FINANCE,	)	Armand Gobber
a company incorporated in Luxembourg, by	)
Armand Gobber and E.S. de Vries,	)
being persons who, in accordance with	)	/s/ E.S. de Vries
the laws of that territory, are acting under	)	E.S. de Vries
the authority of the company	)

SIGNATURE PAGE

Facility Agent

EXECUTED as a deed and delivered	)
on behalf of	)	/s/ Mark Powell
THE ROYAL BANK OF	)
SCOTLAND PLC,	)
by Mark Powell,	)
its duly authorised attorney,	)
in the presence of:

Witness signature:	/s/ Anthony O’Flynn

Witness name:	Anthony O’Flynn

Witness address: Royal Bank of Scotland
5th Floor, 135 Bishopsgate, London EC2M 3UR